EXHIBIT 23

AMERICAN ELECTRIC POWER SYSTEM RETIREMENT SAVINGS PLAN
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Electric Power Company, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-128043 on Form S-8 of our report dated June 22, 2011, relating to the financial statements and financial statement schedules of the American Electric Power System Retirement Savings Plan appearing in this Annual Report on Form 11-K of the American Electric Power System Retirement Savings Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Columbus, Ohio
June 22, 2011

47